Exhibit 99.1
OP BANCORP REPORTS NET INCOME FOR 2022 THIRD QUARTER
OF $8.7 MILLION AND DILUTED EARNINGS PER SHARE OF $0.55

2022 Third Quarter Highlights compared with 2021 Third Quarter:
•Financial Results:
◦Net income of $8.7 million, up $400 thousand, or 5%
◦Diluted earnings per share of $0.55, up $0.01, or 2%
◦Net interest income of $20.3 million, up $3.8 million, or 23%
◦Provision for loan losses of $662 thousand, a $1.5 million increase, compared to reversal of provision for loan losses of $884 thousand
◦Noninterest income of $4.8 million, up $1.3 million, or 36%
◦Noninterest expense of $12.3 million, up $2.8 million, or 30%
◦Pre-provision net revenue (1) of $12.8 million, up $2.2 million, or 21%
◦Total assets of $2.03 billion, up $349.7 million, or 21%
◦Total loans (2) of $1.65 billion, up $328.4 million, or 25%; Average loans (2) of $1.61 billion, up $305.7 million, or 23%
◦Total deposits of $1.82 billion, up $320.4 million, or 21%; Average deposits of $1.75 billion, up $305.0 million, or 21%
◦Noninterest-bearing deposits of $794.6 million, up $81.5 million, or 11%; noninterest-bearing deposits to total deposits of 43.7%, compared to 47.6%
◦Net interest margin of 4.31%, up from 4.21%
◦Return on average equity of 19.91%, compared to 21.30%
◦Return on average assets of 1.77%, compared to 2.03%
◦Efficiency ratio of 49.03%, compared to 47.28%
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.14%, compared to 1.15%
◦Adjusted allowance to gross loans (1) of 1.18%, compared to 1.34%
◦Net loan recoveries to average gross loans of 0.00%
◦Nonperforming loans to gross loans of 0.14%, compared to 0.09%
◦Criticized loans (3) to gross loans of 0.22%, compared to 0.18%
•Capital Levels:
◦Quarterly cash dividend of $0.12 per share, a 20% increase from $0.10 per share
◦Capital position remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.92%.
◦Book value per common share of $11.19, up 7%

___________________________________________________________
(1)    See reconciliation of GAAP to non-GAAP financial measures.
(2)     Includes loans held for sale.
(3)     Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, October 27, 2022 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the third quarter of 2022. Net income for the third quarter of 2022 was $8.7 million, or $0.55 per diluted common share, compared with $8.5 million, or $0.54 per diluted common share, for the second quarter of 2022, and $8.3 million, or $0.54 per diluted common share, for the third quarter of 2021.
Min Kim, President and Chief Executive Officer:
“We are pleased to report another strong quarter of balance sheet growth and earnings performance. Our total assets surpassed $2 billion for the first time as our average loans and deposits grew 23% and 21%, respectively, from a year ago. The growth was accompanied by increased net income and diluted earnings per share, expanded net interest margin, and maintenance of strong asset quality. Despite external headwinds related to supply chain bottlenecks, inflation, and market rate increases by the Federal Reserve, we remain optimistic about our future growth and performance and will continue to focus on executing our strategic goals while maintaining appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Selected Income Statement Data:
Net interest income	$20,344	$19,079	$16,589	6.6%	22.6%
Provision for (reversal of) loan losses	662	996	(884)	(33.5)	n/m
Noninterest income	4,821	5,359	3,542	(10.0)	36.1
Noninterest expense	12,338	11,503	9,519	7.3	29.6
Income tax expense	3,515	3,459	3,246	1.6	8.3
Net Income	$8,650	$8,480	$8,250	2.0%	4.8%
Diluted earnings per share	$0.55	$0.54	$0.54	1.9%	1.9%
Selected Balance Sheet Data:
Total loans (1)	$1,654,660	$1,551,973	$1,326,287	6.6%	24.8%
Total deposits	$1,816,811	$1,741,623	$1,496,406	4.3%	21.4%
Total assets	$2,029,575	$1,934,242	$1,679,911	4.9%	20.8%
Average loans (1)	$1,614,000	$1,560,064	$1,308,338	3.5%	23.4%
Average deposits	$1,753,726	$1,702,860	$1,448,771	3.0%	21.0%
Credit Quality:
Nonperforming loans	$2,251	$2,177	$1,052	3.4%	114.0%
Net (recoveries) charge-offs to average gross loans (2)	(0.00)%	(0.01)%	(0.00)%	0.01%	0.00%
Allowance for loan losses to gross loans	1.14%	1.19%	1.15%	(0.05)%	(0.01)%
Financial Ratios:
Return on average assets (2)	1.77%	1.79%	2.03%	(0.02)%	(0.26)%
Return on average equity (2)	19.91%	20.29%	21.30%	(0.38)%	(1.39)%
Net interest margin (2)	4.31%	4.21%	4.21%	0.10%	0.10%
Common equity tier 1 capital ratio	11.92%	12.29%	12.63%	(0.37)%	(0.71)%
Leverage ratio	9.52%	9.48%	9.75%	0.04%	(0.23)%
Efficiency ratio (3)	49.03%	47.07%	47.28%	1.96%	1.75%
Book value per common share	$11.19	$11.16	$10.48	0.3%	6.8%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Interest Income
Interest income	$23,234	$20,148	$17,355	15.3%	33.9%
Interest expense	2,890	1,069	766	170.3	277.3
Net interest income	$20,344	$19,079	$16,589	6.6%	22.6%

($ in thousands)	For the Three Months Ended
	3Q22			2Q22			3Q21
	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,614,000	$21,780	5.36%	$1,560,064	$19,108	4.91%	$1,308,338	$16,922	5.13%
Total interest-earning assets	$1,874,516	$23,234	4.92%	$1,817,157	$20,148	4.44%	$1,566,050	$17,355	4.40%
Interest-bearing Liabilities
Interest-bearing deposits	$947,437	$2,889	1.21%	$859,072	$1,069	0.50%	$752,010	$766	0.40%
Total interest-bearing liabilities	$947,567	$2,890	1.21%	$859,072	$1,069	0.50%	$752,010	$766	0.40%
Ratios
Net interest Income/interest rate spreads		$20,344	3.71%		$19,079	3.94%		$16,589	4.00%
Net interest margin			4.31%			4.21%			4.21%
Total deposits / cost of deposits	$1,753,726	$2,889	0.65%	$1,702,860	$1,069	0.25%	$1,448,771	$766	0.21%
Total funding liabilities / cost of funds	$1,753,856	$2,890	0.65%	$1,702,860	$1,069	0.25%	$1,448,771	$766	0.21%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 3Q22 vs.
	3Q22		2Q22		3Q21
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	2Q22	3Q21
Loan Yield Component
Contractual interest rate	$20,419	5.02%	$17,425	4.48%	$14,251	4.32%	0.54%	0.70%
SBA discount accretion	1,336	0.33	1,151	0.30	1,584	0.48	0.03	(0.15)
Amortization of net deferred fees	122	0.03	493	0.13	1,249	0.38	(0.10)	(0.35)
Amortization of premium	(250)	(0.06)	(197)	(0.05)	(188)	(0.06)	(0.01)	—
Net interest recognized on nonaccrual loans	—	0.00	5	0.00	(15)	—	0.00	0.00
Prepayment penalties (2) and other fees	153	0.04	231	0.05	41	0.01	(0.01)	0.03
Yield on loans	$21,780	5.36%	$19,108	4.91%	$16,922	5.13%	0.45%	0.23%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$146	0.04%	$351	0.09%	$1,006	0.31%	(0.05)%	(0.27)%
Other	(24)	-0.01	142	0.04	243	0.07	(0.05)	(0.08)
Total amortization of net deferred fees	$122	0.03%	$493	0.13%	$1,249	0.38%	(0.10)%	(0.35)%

(1)Annualized.
(2)Prepayment penalty income of $79 thousand, $118 thousand and $0 for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, was from commercial real estate and C&I loans.
(3)As of September 30, 2022, there were unamortized net deferred fees and unaccredited discounts of $28 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	3Q22	2Q22	3Q21
Hana Loan Purchase:
Contractual interest rate	$1,114	$956	$1,094
Purchased loan discount accretion	594	592	948
Other fees	9	24	15
Total interest income	$1,717	$1,572	$2,057

Effect on average loan yield (1)	0.21%	0.19%	0.30%
Effect on net interest margin (1)	0.22%	0.20%	0.30%

($ in thousands)	For the Three Months Ended
	3Q22			2Q22			3Q21
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,614,000	$21,780	5.36%	$1,560,064	$19,108	4.91%	$1,308,338	$16,922	5.13%
Adjusted average loan yield excluding purchased Hana loans (1)(2)	$1,549,313	$20,063	5.15%	$1,490,884	$17,536	4.72%	$1,222,628	$14,865	4.83%

Net interest margin (1)	$1,874,516	$20,344	4.31%	$1,817,157	$19,079	4.21%	$1,566,050	$16,589	4.21%
Adjusted interest margin excluding purchased Hana loans (1)(2)	$1,809,829	$18,627	4.09%	$1,747,977	$17,507	4.01%	$1,480,340	$14,532	3.91%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Third Quarter 2022 vs. Second Quarter 2022
Net interest income increased $1.3 million, or 6.6%, primarily due to higher interest income on loans. Net interest margin was 4.31%, an increase of 10 basis points from 4.21%.
◦A $2.7 million increase in interest income on loans was primarily due to interest income increases of $1.4 million on real estate loans and $983 thousand on home mortgage loans driven by average balance increases of $58.5 million on real estate loans and $81.5 million on home mortgage loans.
◦The 10 basis point increase in net interest margin was primarily due to a 48 basis point increase in average yield on interest-earning assets.
◦Average loan yield was 5.36%, a 45 basis point increase from 4.91%, primarily due to a 54 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve.
◦Average cost of interest-bearing deposits was 1.21%, a 71 basis point increase from 0.50%. Average cost of deposits was 0.65%, a 40 basis point increase from 0.25%, primarily due to the Federal Reserve’s rate increases.

Third Quarter 2022 vs. Third Quarter 2021
Net interest income increased $3.8 million, or 22.6%, primarily due to higher interest income on loans. Net interest margin was 4.31%, an increase of 10 basis points from 4.21%.
◦A $4.9 million increase in interest income on loans was primarily due to higher average loan balance from loan growth in home loans and real estate loans.
◦The improvement of 10 basis points in net interest margin was primarily due to a 52 basis point increase in average yield on interest-earning assets.
◦Average loan yield was 5.36%, a 23 basis point increase from 5.13%, primarily due to a 70 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve, partially offset by a 15 basis point decrease in SBA discount accretion income as a result of lower SBA loan payoffs and a 35 basis point decrease in amortization of net deferred fees as a result of lower net deferred fees on SBA PPP loans.
◦Average yield on interesting-bearing deposits in other banks was 2.21%, a 208 basis point increase from 0.13%, primarily due to the Federal Reserve’s rate increases. Average yield on available-for-sale debt securities was 2.04%, a 105 basis point increase from 0.99%, primarily due to higher yields on securities purchased in 2022 as a result of the Federal Reserve’s rate increases.
◦Average cost of interest-bearing deposits was 1.21%, an 81 basis point increase from 0.40% primarily due to the Federal Reserve’s rate increases. Average cost of deposits was 0.65%, a 44 basis point increase from 0.21%, primarily due to the Federal Reserve’s rate increases.
Provision for loan losses
Third Quarter 2022 vs. Second Quarter 2022
The Company recorded $662 thousand provision for loan losses, a decrease of $334 thousand, compared with a $996 thousand provision for loan losses. The $662 thousand provision for loan losses was primarily due to an increase of $2.3 million in quantitative reserves from loan growth in real estate and home mortgage loans, partially offset by a decrease of $1.6 million in qualitative assessments of our loan portfolio.

Third Quarter 2022 vs. Third Quarter 2021
The Company recorded $662 thousand provision for loan losses, an increase of $1.5 million, compared with $884 thousand reversal of provision for loan losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Noninterest income
Service charges on deposits	$454	$427	$409	6.3%	11.0%
Loan servicing fees, net of amortization	610	654	599	(6.7)	1.8
Gain on sale of loans	3,490	3,873	2,188	(9.9)	59.5
Other income	267	405	346	(34.1)	(22.8)
Total noninterest income	$4,821	$5,359	$3,542	(10.0)%	36.1%

Third Quarter 2022 vs. Second Quarter 2022
Noninterest income decreased $538 thousand, or 10.0%, primarily due to lower gains on sale of loans and other income.
◦Gains on sale of loans were $3.5 million, down $383 thousand from the second quarter of 2022, primarily due to lower average premium on loan sales. The Company sold $59.3 million in SBA loans at an average premium of 6.67%, compared to the sale of $58.6 million at an average premium of 7.02%.
◦Other income were $267 thousand, down $138 thousand from second quarter of 2022, primarily due to a decreases in credit related fees and an increase in unrealized loss on CRA qualified mutual fund.

Third Quarter 2022 vs. Third Quarter 2021
Noninterest income increased $1.3 million, or 36.1%, primarily due to higher gains on sale of loans.
◦Gains on sales of loans were $3.5 million, up $1.3 million from the third quarter of 2021. The increase was primarily due to higher sales volume partially offset by lower average premium on loan sales. The Company sold $59.3 million in SBA loans at an average premium of 6.67%, compared to the sale of $10.6 million at an average premium of 11.48%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Noninterest expense
Salaries and employee benefits	$7,343	$7,109	$5,724	3.3%	28.3%
Occupancy and equipment	1,537	1,489	1,326	3.2	15.9
Data processing and communication	586	492	448	19.1	30.8
Professional fees	602	364	308	65.4	95.5
FDIC insurance and regulatory assessments	238	192	146	24.0	63.0
Promotion and advertising	177	165	175	7.3	1.1
Directors’ fees	170	190	183	(10.5)	(7.1)
Foundation donation and other contributions	875	852	842	2.7	3.9
Other expenses	810	650	367	24.6	120.7
Total noninterest expense	$12,338	$11,503	$9,519	7.3%	29.6%

Third Quarter 2022 vs. Second Quarter 2022
Noninterest expense increased $835 thousand, or 7.3%, primarily due to higher salaries and employee benefits, professional fees and other expenses.
◦Salaries and employee benefits were $7.3 million, up $234 thousand from the second quarter of 2022. The increase was primarily due to an increase in employee incentive accruals and salaries as a result of 13 additional employees.
◦Professional fees were $602 thousand, up $238 thousand from the second of 2022, primarily due to increases in other consulting fees.
◦Other expenses were $810 thousand, up $160 thousand from the second of 2022, primarily due to an increase in business development expense.
Third Quarter 2022 vs. Third Quarter 2021
Noninterest expense increased $2.8 million, or 29.6%, primarily due to higher salaries and employee benefits and other expenses.
◦Salaries and employee benefits were $7.3 million, up $1.6 million from the third quarter of 2021. The increase was primarily due to an increase in employee incentive accruals and salaries as a result of 30 additional employees to support continued growth of the Company.
◦Occupancy and equipment expenses were $1.5 million, up $211 thousand from the third quarter of 2021, primarily due to a new branch opened in the first quarter of 2022.
◦Professional fees were $602 thousand, up $294 thousand from the third of 2021, primarily due to increases in other consulting fees.
◦Other expenses were $810 thousand, up $443 thousand from the third quarter of 2021, primarily due to an increase in business development expense.

Income Tax Expense
Third Quarter 2022 vs. Second Quarter 2022
Income tax expense was $3.5 million, and the effective tax rate was 28.9%, compared to income tax expense of $3.5 million and the effective rate of 29.0% for the second quarter of 2022.
Third Quarter 2022 vs. Third Quarter 2021

Income tax expense was $3.5 million and the effective tax rate was 28.9%, compared to income tax expense of $3.2 million and the effective rate of 28.2% for the third quarter of 2021.

Balance Sheet Highlights

Loans

($ in thousands)	As of			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Real estate loans	$830,125	$776,785	$688,430	6.9%	20.6%
SBA loans (1)	232,569	247,413	303,625	(6.0)	(23.4)
C&I loans	133,855	128,620	123,422	4.1	8.5
Home mortgage loans	419,469	331,362	115,255	26.6	263.9
Consumer & other loans	2,000	538	1,089	271.7	83.7
Gross loans	$1,618,018	$1,484,718	$1,231,821	9.0%	31.4%

(1)Includes PPP loans of $1.1 million, $8.1 million and $69.3 million as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Real estate loans	$43,929	$61,924	$27,671	(29.1)%	58.8%
SBA loans (1)	43,984	55,085	57,541	(20.2)	(23.6)
C&I loans	9,720	2,718	35,279	257.6	(72.4)
Home mortgage loans	68,842	30,345	13,437	126.9	412.3
Consumer & other loans	2,500	—	—	—	—
Gross loans	$168,975	$150,072	$133,928	12.6%	26.2%

(1)There were no new PPP originations for the periods indicated.

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	3Q22	2Q22	3Q21
Gross loans, beginning	$1,484,718	$1,428,410	$1,245,866
New originations	168,975	150,072	152,913
Net line advances	18,642	(46,773)	(24,018)
Purchases	37,146	56,455	—
Sales	(60,307)	(57,954)	(22,506)
Paydowns	(19,084)	(16,011)	(14,675)
Payoffs	(37,817)	(33,098)	(46,409)
PPP Payoffs	(7,206)	(14,347)	(36,108)
Other	32,951	17,964	(23,242)
Total	133,300	56,308	(14,045)
Gross loans, ending	$1,618,018	$1,484,718	$1,231,821

As of September 30, 2022 vs. June 30, 2022

Gross loans were $1.62 billion at September 30, 2022, up $133.3 million from June 30, 2022, primarily due to new loan originations and home mortgage loan purchases.

Home mortgage loans of $37.1 million were purchased from third party mortgage originators, compared to $56.5 million in the second quarter of 2022. New loan originations and loan payoffs were $169.0 million and $45.0 million for the third quarter of 2022, compared with $150.1 million and $47.4 million for the second quarter of 2022, respectively. Of the PPP loans, $7.2 million in principal amount has been forgiven under the program, compared to a $14.3 million of PPP loans forgiven in the second quarter of 2022.
As of September 30, 2022 vs. September 30, 2021

Gross loans were $1.62 billion at September 30, 2022, up $386.2 million from September 30, 2021, primarily due to new loan originations of $609.2 million and home mortgage loan purchases of $224.1 million, partially offset by loan sales of $211.0 million and loan payoffs of $233.6 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	3Q22		2Q22		3Q21
	%	Rate	%	Rate	%	Rate
Fixed rate	35.2%	4.39%	34.9%	4.19%	32.2%	4.05%
Hybrid rate	34.1	4.59	28.2	4.47	22.4	4.55
Variable rate	30.7	6.97	36.9	5.77	45.4	5.08
Gross loans	100.0%	5.25%	100.0%	4.85%	100.0%	4.63%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of September 30, 2022
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$33,014	4.32%	$325,509	4.47%	$211,033	4.29%	$569,556	4.39%
Hybrid rate	28,577	4.35	52,341	5.12	470,087	4.54	551,005	4.59
Variable rate	76,193	6.83	132,162	6.84	289,102	7.08	497,457	6.97
Gross loans	$137,784	5.71%	$510,012	5.15%	$970,222	5.24%	$1,618,018	5.25%

Deposits

($ in thousands)	As of						% Change 3Q22 vs.
	3Q22		2Q22		3Q21
	Amount	%	Amount	%	Amount	%	2Q22	3Q21
Noninterest-bearing deposits	$794,631	43.7%	$820,311	47.1%	$713,141	47.6%	(3.1)%	11.4%
Money market deposits and others	524,911	28.9%	519,389	29.8	351,186	23.5%	1.1	49.5
Time deposits	497,269	27.4%	401,923	23.1	432,079	28.9%	23.7	15.1
Total deposits	$1,816,811	100.0%	$1,741,623	100.0%	$1,496,406	100.0%	4.3%	21.4%

As of September 30, 2022 vs. June 30, 2022

Total deposits were $1.82 billion as of September 30, 2022, up $75.2 million from June 30, 2022, primarily driven by growth in money market deposits and time deposits, partially offset by a decrease in noninterest-bearing deposits. Money market deposits and time deposits grew $5.5 million and $95.3 million, respectively, due to management’s actions to support loan growth during the third quarter of 2022 including upward adjustments of interest rates on customer deposits and increases in wholesale deposits. Noninterest-bearing deposits decreased $25.7 million, primarily due to decreases from Special Deposit Center as a result of lower transaction volumes, specifically escrow and 1031 exchange accounts.
As of September 30, 2022 vs. September 30, 2021

Total deposits were $1.82 billion as of September 30, 2022, up $320.4 million from September 30, 2021, primarily driven by growth in money market and noninterest-bearing deposits. Money market deposits were $524.9 million, up $173.7 million from $351.2 million at September 30, 2021. Noninterest-bearing deposits were $794.6 million, up $81.5 million from $713.1 million as of September 30, 2021. The growth in noninterest-bearing deposits was primarily due to addition of new customers from our Specialty Deposit Center.

The following table sets forth the maturity of time deposits as of September 30, 2022:

	As of September 30, 2022
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250,000)	$76,174	$15,362	$33,682	$149,265	$3,302	$277,785
Time deposits ($250,000 or less)	51,818	39,287	37,942	84,080	6,357	219,484
Total time deposits	$127,992	$54,649	$71,624	$233,345	$9,659	$497,269
Weighted average rate	1.65%	1.29%	1.07%	1.95%	1.68%	1.63%

Capital and Cash Dividend

	Basel III
	OP Bancorp (1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.10%	12.97%	10.00%	10.50%
Tier 1 risk-based capital ratio	11.92%	11.79%	8.00%	8.50%
Common equity tier 1 ratio	11.92%	11.79%	6.50%	7.00%
Leverage ratio	9.52%	9.41%	5.00%	4.00%

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

($ in thousands)	Basel III			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.10%	13.51%	13.81%	(0.41)%	(0.71)%
Tier 1 risk-based capital ratio	11.92%	12.29%	12.63%	(0.37)%	(0.71)%
Common equity tier 1 ratio	11.92%	12.29%	12.63%	(0.37)%	(0.71)%
Leverage ratio	9.52%	9.48%	9.75%	0.04%	(0.23)%
Risk-weighted Assets	$1,571,593	$1,465,707	$1,251,867	7.22%	25.54%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 11.92% and 13.10% as of September 30, 2022, down 71 basis points and 71 basis points from a year ago, respectively. The decreases in capital ratios were primarily due to year-over-year asset growth.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about November 24, 2022 to all shareholders of record as of the close of business on November 10, 2022.

The Company did not repurchase any shares during the third quarter of 2022. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through September 30, 2022.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Nonperforming loans (1)	$2,251	$2,177	$1,052	3.4%	114.0%
OREO	—	—	—	—	—
Total nonperforming assets	$2,251	$2,177	$1,052	3.4%	114.0%

Nonperforming loans to gross loans	0.14%	0.15%	0.09%	(0.01)%	0.05%
Nonperforming assets to total assets	0.11%	0.11%	0.06%	0.00%	0.05%

Criticized (2) Loan:
Special mention loans	$—	$—	$—	—%	—%
Classified loans (3)	3,542	3,020	2,201	17.3	60.9
Total criticized loans	$3,542	$3,020	$2,201	17.3%	60.9%

Criticized (2) loans to gross loans	0.22%	0.27%	0.18%	(0.05)%	0.04%
Classified loans (3) to gross loans	0.22%	0.27%	0.18%	(0.05)%	0.04%

Allowance for loan losses, beginning	$17,702	$16,672	$14,687	6.2%	20.5%
Provision for (reversal of) loan losses (4)	662	996	(557)	(33.5)	n/m
Gross charge-offs	—	(18)	—	(100.0)	—
Gross recoveries	5	52	4	(90.4)	25.0
Allowance for loan losses, ending (5)	$18,369	$17,702	$14,134	3.8%	30.0%

Allowance for loan losses ratios:
As a % of gross loans	1.14%	1.19%	1.15%	(0.05)%	(0.01)%
As an adjusted % of gross loans (6)	1.18%	1.25%	1.34%	(0.07)%	(0.16)%
As a % of nonperforming loans	816%	813%	1,344%	3%	(528)%
As a % of nonperforming assets	816%	813%	1,344%	3%	(528)%
Net (recoveries) charge-offs to average gross loans	(0.00)%	(0.01)%	0.00%	0.01%	0.00%

(1)Includes the guaranteed portion of SBA loans totaling $442 thousand and $346 thousand as of September 30, 2022 and June 30, 2022, respectively.
(2)Includes special mention, substandard, doubtful and loss categories.
(3)Includes substandard, doubtful and loss categories.
(4)Excludes reversal of uncollectible accrued interest receivable of $327 thousand for the three months ended September 30, 2021.
(5)Excludes allowance for uncollectible accrued interest receivable of $465 thousand as of September 30, 2021.
(6)See the Reconciliation of GAAP to NON-GAAP Financial Measures.

Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.18%.
◦Allowance for loan losses increased $4.2 million to $18.4 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, adjusted allowance to gross loans ratio was 1.18% as of September 30, 2022.
◦Criticized loans increased by $1.3 million or 60.9% from a year ago, and the criticized loans to gross loans ratio increased by 4 basis points, primarily due to home mortgage loans that were categorized as Substandard in the fourth quarter of 2021. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets increased $1.2 million to $2.3 million, or 0.11% of total assets from a year ago. The increase in nonperforming assets was primarily due to home mortgage loans that were placed on nonaccrual in the fourth quarter of 2021. As of September 30, 2022, $442 thousand of nonaccrual loans was the guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of September 30, 2022 or 2021.
◦Net recoveries were $5 thousand or 0.00% of average loans in the third quarter of 2022, compared to net recoveries of $4 thousand in the third quarter of 2021.

COVID-19 Pandemic Update

As of September 30, 2022, no loan was under COVID-19 loan payment modification.

Since the PPP’s inception through September 30, 2022, we have funded $154.5 million, and $153.4 million of principal forgiveness has been provided on qualifying PPP loans.

Reconciliation of GAAP to Non-GAAP Financial Measures

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		3Q22	2Q22	3Q21
Interest income		$23,234	$20,148	$17,355
Interest expense		2,890	1,069	766
Net interest income		20,344	19,079	16,589
Noninterest income		4,821	5,359	3,542
Noninterest expense		12,338	11,503	9,519
Pre-provision net revenue	(a)	$12,827	$12,935	$10,612
Reconciliation to net income:
Provision for (reversal of) loan losses	(b)	$662	$996	$(884)
Income tax expense	(c)	3,515	3,459	3,246
Net income	(a)+(b) +(c)	$8,650	$8,480	$8,250

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		3Q22	2Q22	3Q21
Yield on Average Loans
Interest income on loans		$21,780	$19,108	$16,922
Less: interest income on purchased Hana loans		1,717	1,572	2,057
Adjusted interest income on loans	(a)	$20,063	$17,536	$14,865

Average loans		$1,614,000	$1,560,064	$1,308,338
Less: Average purchased Hana loans		64,687	69,180	85,710
Adjusted average loans	(b)	$1,549,313	$1,490,884	$1,222,628

Average loan yield (1)		5.36%	4.91%	5.13%
Effect on average loan yield (1)		0.21%	0.19%	0.30%
Adjusted average loan yield (1)	(a)/(b)	5.15%	4.72%	4.83%

Net Interest Margin
Net interest income		$20,344	$19,079	$16,589
Less: interest income on purchased Hana loans		1,717	1,572	2,057
Adjusted net interest income	(c)	$18,627	$17,507	$14,532

Average interest-earning assets		$1,874,516	$1,817,157	$1,566,050
Less: Average purchased Hana loans		64,687	69,180	85,710
Adjusted average interest-earning assets	(d)	$1,809,829	$1,747,977	$1,480,340

Net interest margin (1)		4.31%	4.21%	4.21%
Effect on net interest margin (1)		0.22%	0.20%	0.30%
Adjusted net interest margin (1)	(c)/(d)	4.09%	4.01%	3.91%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		3Q22	2Q22	3Q21
Gross loans		$1,618,018	$1,484,718	$1,231,821
Less: Purchased Hana loans		(61,899)	(66,946)	(83,025)
PPP loans (1)		(1,022)	(7,151)	(64,574)
Adjusted gross loans	(a)	$1,555,097	$1,410,621	$1,084,222

Accrued interest receivable on loans		$5,203	$4,602	$3,659
Less: Accrued interest receivable on purchased Hana loans		(323)	(290)	(375)
Accrued interest receivable on PPP loans (2)		(16)	(93)	(416)
Add: Allowance on accrued interest receivable		—	—	465
Adjusted accrued interest receivable on loans	(b)	$4,864	$4,219	$3,333

Adjusted gross loans and accrued interest receivable	(a)+(b) =(c)	$1,559,961	$1,414,840	$1,087,555

Allowance for loan losses		$18,369	$17,702	$14,134
Add: Allowance on accrued interest receivable		—	—	465
Adjusted Allowance	(d)	$18,369	$17,702	$14,599

Adjusted allowance to gross loans ratio	(d)/(c)	1.18%	1.25%	1.34%

(1)Excludes purchased PPP loans of $57 thousand, $942 thousand and $4.7 million as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $1 thousand, $13 thousand and $30 thousand as of September 30, 2022, June 30, 2022 and September 30, 2021 respectively.
About OP Bancorp
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with ten full service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com Member FDIC, Equal Housing Lender.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2021 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

Consolidated Balance Sheets (unaudited)

($ in thousands)	As of			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Assets
Cash and due from banks	$25,516	$14,937	$17,617	70.8%	44.8%
Interest-bearing deposits in other banks	81,765	117,760	170,528	(30.6)	(52.1)
Cash and cash equivalents	107,281	132,697	188,145	(19.2)	(43.0)
Securities available for sale, at fair value	186,438	174,814	102,535	6.6	81.8
Other investments	12,074	12,205	11,025	(1.1)	9.5
Loans held for sale	36,642	67,255	94,466	(45.5)	(61.2)
Real estate loans	830,125	776,785	688,430	6.9	20.6
SBA loans (1)	232,569	247,413	303,625	(6.0)	(23.4)
C&I loans	133,855	128,620	123,422	4.1	8.5
Home mortgage loans	419,469	331,362	115,255	26.6	263.9
Consumer & other loans	2,000	538	1,089	271.7	83.7
Gross loans, net of unearned income	1,618,018	1,484,718	1,231,821	9.0	31.4
Allowance for loan losses	(18,369)	(17,702)	(14,134)	3.8	30.0
Net loans receivable	1,599,649	1,467,016	1,217,687	9.0	31.4
Premises and equipment, net	4,383	4,493	4,199	(2.4)	4.4
Accrued interest receivable, net	5,856	5,112	3,931	14.6	49.0
Servicing assets	12,889	12,708	12,389	1.4	4.0
Company owned life insurance	21,464	21,317	11,070	0.7	93.9
Deferred tax assets	17,296	13,371	5,247	29.4	229.6
Operating right-of-use assets	8,265	8,036	9,270	2.8	(10.8)
Other assets	17,338	15,218	19,947	13.9	(13.1)
Total assets	$2,029,575	$1,934,242	$1,679,911	4.9%	20.8%
Liabilities and Shareholders' Equity
Liabilities
Noninterest bearing	$794,631	$820,311	$713,141	(3.1)%	11.4%
Money market and others	524,911	519,389	351,186	1.1	49.5
Time deposits greater than $250,000	277,785	237,634	209,091	16.9	32.9
Other time deposits	219,484	164,289	222,988	33.6	(1.6)
Total deposits	1,816,811	1,741,623	1,496,406	4.3	21.4
Federal Home Loan Bank advances	10,000	—	—	—	—
Accrued interest payable	1,099	612	575	79.6	91.1
Operating lease liabilities	9,485	9,335	10,703	1.6	(11.4)
Other liabilities	22,085	13,180	13,603	67.6	62.4
Total liabilities	1,859,480	1,764,750	1,521,287	5.4	22.2
Shareholders’ equity
Common stock	78,782	78,718	78,718	0.1	0.1
Additional paid-in capital	9,424	9,089	8,491	3.7	11.0
Retained earnings	99,487	92,659	71,436	7.4	39.3
Accumulated other comprehensive (loss) income	(17,598)	(10,974)	(21)	60.4	n/m
Total shareholders’ equity	170,095	169,492	158,624	0.4	7.2
Total liabilities and shareholders' equity	$2,029,575	$1,934,242	$1,679,911	4.9%	20.8%

(1)Includes SBA Paycheck Protection Program (“PPP”) loans of $1.1 million, $8.1 million and $69.3 million as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Interest income
Interest and fees on loans	$21,780	$19,108	$16,922	14.0%	28.7%
Interest on securities available for sale	881	703	269	25.3	227.5
Other interest income	573	337	164	70.0	249.4
Total interest income	23,234	20,148	17,355	15.3	33.9
Interest expense
Interest on deposits	2,890	1,069	766	170.3	277.3
Total interest expense	2,890	1,069	766	170.3	277.3
Net interest income	20,344	19,079	16,589	6.6	22.6
Provision for (reversal of) loan losses	662	996	(884)	(33.5)	(174.9)
Net interest income after provision for loan losses	19,682	18,083	17,473	8.8	12.6
Noninterest income
Service charges on deposits	454	427	409	6.3	11.0
Loan servicing fees, net of amortization	610	654	599	(6.7)	1.8
Gain on sale of loans	3,490	3,873	2,188	(9.9)	59.5
Other income	267	405	346	(34.1)	(22.8)
Total noninterest income	4,821	5,359	3,542	(10.0)	36.1
Noninterest expense
Salaries and employee benefits	7,343	7,109	5,724	3.3	28.3
Occupancy and equipment	1,537	1,489	1,326	3.2	15.9
Data processing and communication	586	492	448	19.1	30.8
Professional fees	602	364	308	65.4	95.5
FDIC insurance and regulatory assessments	238	192	146	24.0	63.0
Promotion and advertising	177	165	175	7.3	1.1
Directors’ fees	170	190	183	(10.5)	(7.1)
Foundation donation and other contributions	875	852	842	2.7	3.9
Other expenses	810	650	367	24.6	120.7
Total noninterest expense	12,338	11,503	9,519	7.3	29.6
Income before income tax expense	12,165	11,939	11,496	1.9	5.8
Income tax expense	3,515	3,459	3,246	1.6	8.3
Net income	$8,650	$8,480	$8,250	2.0%	4.8%

Book value per share	$11.19	$11.16	$10.48	0.3%	6.8%
Earnings per share - Basic	$0.56	$0.55	$0.54	1.8%	3.7%
Earnings per share - Diluted	$0.55	$0.54	$0.54	1.9%	1.9%

Shares of common stock outstanding	15,199,840	15,189,203	15,133,407	0.1%	0.4%
Weighted Average Shares:
- Basic	15,195,826	15,141,975	15,133,407	0.4%	0.4%
- Diluted	15,275,156	15,234,577	15,200,613	0.3%	0.5%

Key Ratios

	For the Three Months Ended			Change 3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Return on average assets (ROA) (1)	1.77%	1.79%	2.03%	—%	(0.3)%
Return on average equity (ROE) (1)	19.91%	20.29%	21.30%	(0.4)%	(1.4)%
Net interest margin (1)	4.31%	4.21%	4.21%	0.1%	0.1%
Efficiency ratio	49.03%	47.07%	47.28%	2.0%	1.8%

Total risk-based capital ratio	13.10%	13.51%	13.81%	(0.4)%	(0.7)%
Tier 1 risk-based capital ratio	11.92%	12.29%	12.63%	(0.4)%	(0.7)%
Common equity tier 1 ratio	11.92%	12.29%	12.63%	(0.4)%	(0.7)%
Leverage ratio	9.52%	9.48%	9.75%	—%	(0.2)%

(1)Annualized.

Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)	For the Nine Months Ended
	3Q22	3Q21	% Change
Interest income
Interest and fees on loans	$58,145	$45,177	28.7%
Interest on securities available for sale	2,114	723	192.4
Other interest income	1,067	436	144.7
Total interest income	61,326	46,336	32.4
Interest expense
Interest on deposits	4,613	2,406	91.7
Total interest expense	4,613	2,406	91.7
Net interest income	56,713	43,930	29.1
Provision for (reversal of) loan losses	1,999	(1,376)	(245.3)
Net interest income after provision for loan losses	54,714	45,306	20.8
Noninterest income
Service charges on deposits	1,269	1,157	9.7
Loan servicing fees, net of amortization	1,711	1,432	19.5
Gain on sale of loans	10,601	5,280	100.8
Other income	815	859	(5.1)
Total noninterest income	14,396	8,728	64.9
Noninterest expense
Salaries and employee benefits	20,109	15,693	28.1
Occupancy and equipment	4,404	3,795	16.0
Data processing and communication	1,571	1,363	15.3
Professional fees	1,290	925	39.5
FDIC insurance and regulatory assessments	637	401	58.9
Promotion and advertising	531	528	0.6
Directors’ fees	537	427	25.8
Foundation donation and other contributions	2,542	1,989	27.8
Other expenses	1,882	1,153	63.2
Total noninterest expense	33,503	26,274	27.5
Income before income tax expense	35,607	27,760	28.3
Income tax expense	10,325	8,054	28.2
Net income	$25,282	$19,706	28.3%

Book value per share	$11.19	$10.48	6.8%
Earnings per share - Basic	$1.63	$1.29	26.4%
Earnings per share - Diluted	$1.62	$1.29	25.6%

Shares of common stock outstanding	15,199,840	15,133,407	0.4%
Weighted Average Shares:
- Basic	15,158,749	15,071,327	0.6%
- Diluted	15,246,345	15,133,573	0.7%

Key Ratios

	For the Nine Months Ended
	3Q22	3Q21	Change
Return on average assets (ROA) (1)	1.80%	1.73%	0.1%
Return on average equity (ROE) (1)	19.91%	17.55%	2.4%
Net interest margin (1)	4.22%	4.01%	0.2%
Efficiency ratio	47.11%	49.90%	(2.8)%

Total risk-based capital ratio	13.10%	13.81%	(0.7)%
Tier 1 risk-based capital ratio	11.92%	12.63%	(0.7)%
Common equity tier 1 ratio	11.92%	12.63%	(0.7)%
Leverage ratio	9.52%	9.75%	(0.2)%

(1)Annualized.

Asset Quality

($ in thousands)	As of and For the Three Months Ended
	3Q22	2Q22	3Q21
Nonaccrual Loans (1)	$2,251	$2,172	$1,052
Loans 90 days or more past due, accruing	—	5	—
Accruing restructured loans	—	—	—
Nonperforming loans	2,251	2,177	1,052
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$2,251	$2,177	$1,052

Criticized loans (2) by loan type:
SBA loans	$1,817	$1,738	$1,881
C&I loans	742	297	320
Home mortgage loans	983	985	—
Total criticized loans (2)	$3,542	$3,020	$2,201

Nonperforming assets/total assets	0.11%	0.11%	0.06%
Nonperforming assets / gross loans plus OREO	0.14%	0.15%	0.09%
Nonperforming loans / gross loans	0.14%	0.15%	0.09%
Allowance for loan losses / nonperforming loans	816%	813%	1344%
Allowance for loan losses / nonperforming assets	816%	813%	1344%
Allowance for loan losses / gross loans	1.14%	1.19%	1.15%
Criticized loans (2) / gross loans	0.22%	0.20%	0.18%
Classified loans / gross loans	0.22%	0.20%	0.18%

Net (recoveries) charge-offs	$(5)	$(34)	$(4)
Net (recoveries) charge-offs to average gross loans (3)	(0.00)%	(0.01)%	(0.00)%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $442 thousand and $346 thousand as of September 30, 2022 and June 30, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Annualized.

($ in thousands)	3Q22	2Q22	3Q21
Accruing delinquent loans 30-89 days past due
30-59 days	$360	$447	$263
60-89 days	845	—	1,064
Total (1)	$1,205	$447	$1,327

(1)Includes the guaranteed portion of PPP loans totaling $756 thousand as of September 30, 2022.

Average Balance Sheet, Interest and Yield/Rate Analysis

	For the Three Months Ended
	3Q22			2Q2022			3Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$75,599	$427	2.21%	$79,628	$197	0.98%	$137,662	$47	0.13%
Federal funds sold and other investments	12,221	146	4.78	11,966	140	4.70	11,041	117	4.25
Available-for-sale debt securities, at fair value	172,696	881	2.04	165,499	703	1.70	109,009	269	0.99
Real estate loans	810,158	10,144	4.97	751,610	8,743	4.67	678,642	7,680	4.49
SBA loans	286,903	5,850	8.09	353,138	5,707	6.48	403,279	6,835	6.72
C&I loans	140,098	1,952	5.53	160,291	1,811	4.53	107,614	1,074	3.96
Home mortgage loans	375,804	3,820	4.07	294,341	2,837	3.86	117,825	1,317	4.47
Consumer & other loans	1,037	14	4.88	684	10	5.49	978	16	6.49
Loans (2)	1,614,000	21,780	5.36	1,560,064	19,108	4.91	1,308,338	16,922	5.13
Total interest-earning assets	1,874,516	23,234	4.92	1,817,157	20,148	4.44	1,566,050	17,355	4.40
Noninterest-earning assets	83,398			73,594			56,807
Total assets	$1,957,914			$1,890,751			$1,622,857

Interest-bearing liabilities:
Money market deposits and others	$502,166	$1,506	1.19%	$470,013	$503	0.43%	$368,507	$299	0.32%
Time deposits	445,271	1,383	1.23	389,059	566	0.58	383,503	467	0.48
Total interest-bearing deposits	947,437	2,889	1.21	859,072	1,069	0.50	752,010	766	0.40
Borrowings	130	1	3.00	—	—	—	—	—	—
Total interest-bearing liabilities	947,567	2,890	1.21	859,072	1,069	0.50	752,010	766	0.40
Noninterest-bearing liabilities:
Noninterest-bearing deposits	806,289			843,788			696,761
Other noninterest-bearing liabilities	30,258			20,720			19,169
Total noninterest-bearing liabilities	836,547			864,508			715,930
Shareholders’ equity	173,800			167,171			154,917
Total liabilities and shareholders’ equity	$1,957,914			$1,890,751			$1,622,857

Net interest income / interest rate spreads		$20,344	3.71%		$19,079	3.94%		$16,589	4.00%
Net interest margin			4.31%			4.21%			4.21%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,753,726	$2,889	0.65%	$1,702,860	$1,069	0.25%	1,448,771	$766	0.21%
Total funding liabilities / cost of funds	$1,753,856	$2,890	0.65%	$1,702,860	$1,069	0.25%	1,448,771	$766	0.21%

(1)Annualized.
(2)Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis

	For the Nine Months Ended
	3Q22			3Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$80,659	$665	1.09%	$111,799	$97	0.11%
Federal funds sold and other investments	11,720	402	4.59	10,668	339	4.22
Available-for-sale debt securities, at fair value	165,094	2,114	1.71	103,699	723	0.93
Real estate loans	757,950	26,689	4.71	667,547	22,870	4.58
SBA loans	332,659	17,392	6.99	339,968	14,931	5.87
C&I loans	152,189	5,300	4.66	108,402	3,129	3.86
Home mortgage loans	296,331	8,731	3.93	122,008	4,200	4.59
Consumer & other loans	866	33	5.04	1,115	47	5.61
Loans (2)	1,539,995	58,145	5.05	1,239,040	45,177	4.87
Total interest-earning assets	1,797,468	61,326	4.56	1,465,206	46,336	4.23
Noninterest-earning assets	73,410			52,573
Total assets	$1,870,878			$1,517,779

Interest-bearing liabilities:
Money market deposits and others	$461,821	$2,260	0.65%	$357,525	$851	0.32%
Time deposits	403,242	2,352	0.78	370,715	1,555	0.56
Total interest-bearing deposits	865,063	4,612	0.71	728,240	2,406	0.44
Borrowings	44	1	3.00	2,657	—	—
Total interest-bearing liabilities	865,107	4,613	0.71	730,897	2,406	0.44
Noninterest-bearing liabilities:
Noninterest-bearing deposits	811,263			619,437
Other noninterest-bearing liabilities	25,213			17,726
Total noninterest-bearing liabilities	836,476			637,163
Shareholders’ equity	169,295			149,719
Total liabilities and shareholders’ equity	$1,870,878			1,517,779

Net interest income / interest rate spreads		$56,713	3.85%		$43,930	3.79%
Net interest margin			4.22%			4.01%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,676,326	$4,612	0.37%	1,347,677	$2,406	0.24%
Total funding liabilities / cost of funds	$1,676,370	$4,613	0.37%	1,350,334	$2,406	0.24%

(1)Annualized.
(2)Includes loans held for sale.